UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

Spark Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32750 (Commission File Number)	20-8901733 (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California (Address of principal executive offices)		90025 (Zip Code)

(310) 893-0550
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2017, Spark Networks, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Robert O’Hare, the Company’s Chief Financial Officer (the “Executive”).  A summary of the material terms of the Amended Employment Agreement is set forth below.

Compensation. The Company shall pay the Executive an annual base salary of $305,000. The Executive is eligible to receive an annual bonus of $24,000 based upon specific operational goals previously determined by the board of directors or the compensation committee of the board of directors of the Company.  However, if the Executive relocates to the New York City metropolitan area in connection with the planned merger of the Company with Affinitas GmbH (“Affinitas”), then the Executive will be eligible to receive an annual bonus with a target amount of 30% of his annual base salary for calendar year 2017 and subsequent calendar years based on the achievement of individual and Company performance goals for such years to be determined by the board or the compensation committee.  In addition, in the event that the Executive relocates to New York in connection with the planned merger of the Company with Affinitas, the Executive shall receive a stipend for housing in New York of $100,000 per year, paid on a monthly basis on or about the first business day of each month, following such relocation so long as he remains employed by the Company and continues to live in New York.

Termination of Employment. Either the Company or the Executive may terminate the Executive’s employment at any time, with or without cause (as such term is defined in the Amended Employment Agreement).  Executive shall be entitled to additional payments in connection with certain terminations of employment as described below.

(a)  Severance upon Involuntary Termination without Cause or Termination by Executive with Good Reason.  In the event that the Company causes to occur an involuntary termination of the Executive’s employment without cause, or the Executive resigns from employment with the Company for good reason (as such term is defined in the Amended Employment Agreement), then the Executive shall be entitled to the following:

(i)  If such termination occurs at any time on or prior to August 1, 2018, (A) a single cash lump sum equal to 125% of the Executive’s annual base salary and 125% of the Executive’s annual target bonus amount for the full year in which such termination occurs, and (B) reimbursement of any COBRA payments paid by the Executive in the 15-month period following the Executive’s termination of employment to the extent the Executive is not eligible for similar coverage through another employer.

(ii)  If such termination occurs at any time after August 1, 2018, (A) a single cash lump sum equal to 50% of the Executive’s Annual Base Salary and 50% of the Executive’s annual target bonus amount for the full year in which such termination occurs, and (B) reimbursement of any COBRA payments paid by the Executive in the 12-month period following the Executive’s termination of employment to the extent the Executive is not eligible for similar coverage through another employer.  Notwithstanding the foregoing, if such termination after August 1, 2018, is “in Connection with a Change of Control” (as such term is defined below), then the Executive shall be entitled to receive the payments set forth below under the heading “Severance upon Change in Control” in lieu of the payments herein.

(b)  Severance upon Change in Control. If the Executive’s employment is terminated without cause or the Executive resigns for good reason, and such termination occurs both (i) after August 1, 2018, and (ii) either (A) within three months preceding a change in control (as such term is defined in the Amended Employment Agreement), or (B) within 12 months following a change in control (any such termination, a termination “in Connection with a Change of Control”), then the Executive shall be entitled to the following: (x) a single cash lump sum equal to 100% of the Executive’s annual base salary and 100% of the Executive’s annual bonus payment for the year in which such termination occurs, and (y) reimbursement of any COBRA payments paid by the Executive in the 12-month period following the Executive’s termination of employment to the extent the Executive is not eligible for similar coverage through another employer.

(c)  Effect of Death or Disability. In the event that the Executive dies or terminates employment by reason of a disability (as such term is defined in the Amended Employment Agreement), the Executive shall be entitled to (i) payment of the unpaid prorated annual base salary earned as of the date of the Executive’s death or disability, (ii) a pro rata amount of the Executive’s annual target bonus amount for the year in which the Executive’s employment terminates based on the number of days the Executive was employed by the Company during such year and (iii) reimbursement of any COBRA payments paid by the Executive or his estate or beneficiaries in the 12-month period following the termination date.

Change in Control. In the event of a change in control in the Company, (a) the option to purchase 400,000 shares of common stock, at an exercise price of $1.01 per share, granted to the Executive on March 30, 2017 (the “2017 Stock Options”) shall remain subject to the vesting acceleration terms set forth in the stock option award agreement covering the 2017 Stock Options, and (b) with respect to any restricted stock units or stock options, other than the 2017 Stock Options, granted to the Executive, 100% of such restricted stock units and stock options that are not yet vested shall vest immediately upon such change in control.

The foregoing summary of the Amended Employment Agreement is qualified in its entirety by the text of the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Spark Networks, Inc. and Robert O’Hare, effective June 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Dated: June 29, 2017	By:	/s/ Danny Rosenthal
Danny Rosenthal
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between Spark Networks, Inc. and Robert O’Hare, effective June 23, 2017.